Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 2002, included in this Form 10-K into the Company’s previously filed Registration Statement Nos. 333-68502, 333-45888, 333-93135 and 333-86039 on Form S-3 and Nos. 333-49996, 333-49994 and 333-34047on Form S-8.

Portland, Oregon

March 29, 2002